SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                        --------------------------------


                                    Form 8-K

                                 Current Report
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 17, 1998

                     INTERDIGITAL COMMUNICATIONS CORPORATION
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               (Exact name of registrant as specified in charter)




         PENNSYLVANIA                   1-11152                    23-1882087
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(State or Other Jurisdiction of       (Commission               (I.R.S. Employer
 Incorporation or Organization)       file number)               Identification
                                                                      Number)

           781 Third Avenue, King of Prussia, Pennsylvania 19406-1409
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                    (Address of principal executive offices)

                                 (610) 878-7800
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              (Registrant's telephone number, including area code)

Item 5.  Other Events.

       InterDigital Technology Corporation ("ITC"), a wholly owned subsidiary of InterDigital Communications Corporation ("InterDigital"), has entered into separate TDMA patent license agreements with Sharp Corporation ("Sharp") and Kyocera Corporation ("Kyocera"). Under the agreements, ITC received aggregate gross payments of $33 million. The payments, less ten percent (10%) Japanese source withholding tax, were received by ITC on April 17, 1998. In addition to the up front payment (and subject to certain deferral provisions), Sharp is required to pay running royalties to ITC on Sharp's sale of equipment built to comply with the TDMA-based PHS and PDC standards. In consideration of its up front payment, Kyocera was granted a fully paid-up license under the PHS and PDC standards but is required to pay running royalties on Kyocera's sale of equipment covered by the claims of ITC's patents and built to comply with other TDMA standards (including but not limited to GSM, IS-54, IS-136, and DECT). Sharp and Kyocera each received a fixed credit aggregating approximately
$9 million towards such future royalty obligations.




                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       INTERDIGITAL COMMUNICATIONS CORPORATION


Date: April 21, 1998                   By:
                                          -------------------------------
                                          William A. Doyle
                                          President